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                                                                     EXHIBIT 5.1

                                August 29, 2000


AFFILIATED Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas  75204

         Re: Registration Statement on Form S-8 of Affiliated Computer Services, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $5,000,000 of deferred compensation obligations ("Deferred Compensation Obligations") to be registered for the Company's 401(k) Supplemental Plan (the "Plan"). A Registration Statement on Form S-8 covering the Deferred Compensation Obligations (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Company's Certificate of Incorporation, as amended, the Bylaws of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that the Deferred Compensation Obligations, when issued by the Company in accordance with the terms of the Plan, will be valid and binding obligations of the Company in accordance with and subject to the terms of the Plan.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ HUGHES & LUCE, L.L.P.